 EXHIBIT 10.8
HSBC (LOGO)

REVOLVING DEMAND NOTE
April 30, 2013
$2,000,000.00
For value received, the undersigned Chembio Diagnostic Systems, Inc., a Delaware corporation, with an address of 3661 Horseblock Road, Medford, New York 11763 (the "Borrower"), promises to pay to the order of HSBC Bank USA, National Association, a bank organized under the laws of the United States of America with an address of One HSBC Center, 8th Floor, Buffalo, New York  14203 (together with its successors and assigns, the "Bank"), ON DEMAND, the principal amount of Two Million Dollars and Zero Cents ($2,000,000.00) or, if less, such amount as may be the aggregate unpaid principal amount of all loans or advances made by the Bank to the Borrower pursuant hereto, together with interest from the date hereof on the unpaid principal balance from time to time outstanding until paid in full.  The aggregate principal balance outstanding shall bear interest thereon at a per annum rate equal to One-Quarter Percent (.25%) above the Prime Rate (as hereinafter defined).  All accrued and unpaid interest shall be payable monthly in arrears on the same day of the month as the date of this Note or if such day does not exist on the last day of each such month, commencing on the day which is one month from the date of this Note or if such day does not exist on the last day of such month.
Prime Rate means the rate per annum from time to time established by the Bank as the Prime Rate and made available by the Bank at its main office or, in the discretion of the Bank, the base, reference or other rate then designated by the Bank for general commercial loan reference purposes, it being understood that such rate is a reference rate, not necessarily the lowest, established from time to time, which serves as the basis upon which effective interest rates are calculated for loans making reference thereto.
The effective interest rate applicable to the Borrower's loans evidenced hereby shall change on the date of each change in the Prime Rate.
Notwithstanding anything to the contrary in this Note, the outstanding principal balance shall bear interest at the rate otherwise set forth in this Note plus an additional One-Quarter Percent (0.25%) per annum in the event the undersigned does not maintain a demand deposit account with the HSBC Bank USA, National Association from which the amounts due under this Note are automatically deducted.
Principal and interest shall be payable at the Bank's main office or at such other place as the Bank may designate in writing in immediately available funds in lawful money of the United States of America without set-off, deduction or counterclaim.  Interest shall be calculated monthly on the basis of a 360-day year based on twelve (12) thirty (30) day months except that interest due and payable for a period of less than a full month shall be calculated by multiplying the actual number of days elapsed in such period by a daily rate based on said 360-day year.
This Note is a revolving note and, subject to the foregoing and in accordance with the provisions hereof and of any and all other agreements between the Borrower and the Bank related hereto, the Borrower may, at its option, borrow, pay, prepay and reborrow hereunder at any time prior to demand for payment hereunder or such earlier date as the obligations of the Borrower to the Bank under this Note, and any other agreements between the Bank and the Borrower related hereto, shall become due and payable; provided, however, that in any event the principal balance outstanding hereunder shall at no time exceed the face amount of this Note.  This Note shall continue in full force and effect until all obligations and liabilities evidenced by this Note are paid in full, even if, from time to time, there are no amounts outstanding respecting this Note.  Notwithstanding that this Note shall be due and payable ON DEMAND, the Bank's agreement to advance funds respecting this Note shall be subject to annual review; and there shall be no further advances respecting this Note unless the Bank, in its sole discretion, determines that it shall continue to make advances after any such annual review; provided, that notwithstanding such annual review as provided in this paragraph, this Note shall be due and payable ON DEMAND.  Nothing contained in this Note or otherwise is intended, nor shall constitute, an obligation of the Bank to make any loan or advance.
Any payments received by the Bank on account of this Note shall, at the Bank's option, be applied first, to accrued and upaid interest and/or annual fees; second, to the unpaid principal balance hereof; third to any costs, expenses or charges then owed to the Bank by the Borrower; and the balance to escrows, if any.  Notwithstanding the foregoing, any payments received after demand for payment shall be applied in such manner as the Bank may determine.  The Borrower hereby authorizes the Bank to charge any deposit account which the Borrower may maintain with the Bank for any payment required hereunder without prior notice to the Borrower.
If pursuant to the terms of this Note, the Borrower is at any time obligated to pay interest on the principal balance at a rate in excess of the maximum interest rate permitted by applicable law for the loan evidenced by this Note, the applicable interest rate shall be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.
The Borrower represents to the Bank that the proceeds of this Note will not be used for personal, family or household purposes or for the purpose of purchasing or carrying margin stock or margin securities within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.
The Borrower and each endorser and guarantor hereof grant to the Bank a continuing lien on and security interest in any and all deposits or other sums at any time credited by or due from the Bank or any Bank Affiliate (as hereinafter defined) to the Borrower and/or each endorser or guarantor hereof and any cash, securities, instruments or other property of the Borrower and each endorser and guarantor hereof in the possession of the Bank or any Bank Affiliate, whether for safekeeping or otherwise, or in transit to or from the Bank or any Bank Affiliate (regardless of the reason the Bank or Bank Affiliate had received the same or whether the Bank or Bank Affiliate has conditionally released the same) as security for the full and punctual payment and performance of all of the liabilities and obligations of the Borrower and/or any endorser or guarantor hereof to the Bank or any Bank Affiliate and such deposits and other sums may be applied or set off against such liabilities and obligations of the Borrower or any endorser or guarantor hereof to the Bank or any Bank Affiliate at any time.
No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.  The Borrower and every endorser or guarantor of this Note, regardless of the time, order or place of signing, waive presentment, demand, protest, notice of intent to accelerate, notice of acceleration and all other notices of every kind in connection with the delivery, acceptance, performance or enforcement of this Note and assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable and waives all recourse to suretyship and guarantor defenses generally, including any defense based on impairment of collateral.  To the maximum extent permitted by law, the Borrower and each endorser and guarantor of this Note waive and terminate  any homestead rights and/or exemptions respecting any premises under the provisions of any applicable homestead laws, including without limitation, Section 5206 of the Civil Practice Law and Rules of New York.
The Borrower and each endorser and guarantor of this Note shall indemnify, defend and hold the Bank and the Bank Affiliates and their directors, officers, employees, agents and attorneys (each an "Indemnitee") harmless against any claim brought or threatened against any Indemnitee by the Borrower, by any endorser or guarantor, or by any other person (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of the Bank's relationship with the Borrower or any endorser or guarantor hereof (each of which may be defended, compromised, settled or pursued by the Bank with counsel of the Bank's selection, but at the expense of the Borrower and any endorser and/or guarantor), except for any claim arising out of the gross negligence or willful misconduct of the Bank.
The Borrower and each endorser and guarantor of this Note agree to pay, upon demand, costs of collection of all amounts under this Note including, without limitation, principal and interest, or in connection with the enforcement of, or realization on, any security for this Note, including, without limitation, to the extent permitted by applicable law, reasonable attorneys' fees and expenses.  Upon demand for payment of any amounts hereunder, and, at the election of the Bank, upon the occurrence of an Event of Default under Borrower's Loan and Security Agreement with the Bank, interest shall accrue at a rate per annum equal to the aggregate of 3.0% plus the rate provided for herein.  If any payment due under this Note is unpaid for 10 days or more, the Borrower shall pay, in addition to any other sums due under this Note (and without limiting the Bank's other remedies on account thereof), a late charge equal to the greater of $15 or 5.0% of such unpaid amount (which amount shall be subject to and limited so as to not be in violation of the provisions of Section 254-b of New York Real Property Law, if applicable).
This Note shall be binding upon the Borrower and each endorser and guarantor hereof and upon their respective heirs, successors, assigns and legal representatives, and shall inure to the benefit of the Bank and its successors, endorsees and assigns.
The liabilities of the Borrower and each Borrower, if more than one, and any endorser or guarantor of this Note are joint and several; provided, however, the release by the Bank of the Borrower or any one or more endorsers or guarantors shall not release any other person obligated on account of this Note.  Any and all present and future debts of the Borrower to any endorser or guarantor of this Note are subordinated to the full payment and performance of all present and future debts and obligations of the Borrower to the Bank.  Each reference in this Note to the Borrower and each Borrower, if more than one, and endorser or guarantor of this Note, is to such person individually and also to all such persons jointly.  No person obligated on account of this Note may seek contribution from any other person also obligated, unless and until all liabilities, obligations and indebtedness to the Bank of the person from whom contribution is sought have been irrevocably satisfied in full.  The release or compromise by the Bank of any collateral shall not release any person obligated on account of this Note.
The Borrower and each endorser and guarantor hereof each authorizes the Bank to complete this Note if delivered incomplete in any respect.  A photographic or other reproduction of this Note may be made by the Bank, and any such reproduction shall be admissible in evidence with the same effect as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.
The Borrower will from time to time execute and deliver to the Bank such documents, and take or cause to be taken, all such other further action, as the Bank may request in order to effect and confirm or vest more securely in the Bank all rights contemplated by this Note or any other loan documents related thereto (including, without limitation, to correct clerical errors) or to vest more fully in or assure to the Bank the security interest in any collateral securing this Note or to comply with applicable statute or law.
This Note shall be governed by the laws of the State of New York without giving effect to the conflicts of laws principles thereof.
Any notices under or pursuant to this Note shall be deemed duly received and effective if delivered in hand to any officer or agent of the Borrower or Bank, or if mailed by registered or certified mail, return receipt requested, addressed to the Borrower or Bank at the address set forth in this Note or as any party may from time to time designate by written notice to the other party.
The term "Bank Affiliate" as used in this Note shall mean any "Affiliate" of the Bank or any lender acting as a participant under any loan arrangement between the Bank and the Borrower(s).  The term "Affiliate" shall mean with respect to any person, (a) any person which, directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such person, or (b) any person who is a director or officer (i) of such person, (ii) of any subsidiary of such person, or (iii) any person described in clause (a) above.  For purposes of this definition, control of a person shall mean the power, direct or indirect, (x) to vote 5% or more of the Capital Stock having ordinary voting power for the election of directors (or comparable equivalent) of such person, or (y) to direct or cause the direction of the management and policies of such person whether by contract or otherwise.  Control may be by ownership, contract, or otherwise.
No change in any provision of this Note may be made except by a writing signed by authorized signers of both parties to this Note, except that the Bank is authorized to fill in any blank spaces and to otherwise complete this Note and correct any patent errors herein.
All of the Bank's rights and remedies not only under the provisions of this Note but also under any other agreement or transaction shall be cumulative and not alternative or exclusive, and may be exercised by the Bank at such time or times and in such order of preference as the Bank in its sole discretion may determine.
The Borrower and each endorser and guarantor of this Note each irrevocably submits to the nonexclusive jurisdiction of any Federal or state court sitting in New York, over any suit, action or proceeding arising out of or relating to this Note.  Each of the Borrower and each endorser and guarantor irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum.  Each of the Borrower and each endorser and guarantor hereby consents to any and all process which may be served in any such suit, action or proceeding, (i) by mailing a copy thereof by registered and certified mail, postage prepaid, return receipt requested, to the Borrower's, endorser's or guarantor's address shown below or as notified to the Bank and (ii) by serving the same upon the Borrower(s), endorser(s) or guarantor(s) in any other manner otherwise permitted by law, and agrees that such service shall in every respect be deemed effective service upon the Borrower or such endorser or guarantor.
THE BORROWER AND EACH ENDORSER AND GUARANTOR ACKNOWLEDGE THAT THIS NOTE IS A DEMAND NOTE AND THE RIGHT OF THE BANK TO DEMAND PAYMENT OF THIS NOTE IN WHOLE OR IN PART AT ANY TIME SHALL BE ABSOLUTE, UNCONDITIONAL AND IN THE SOLE DISCRETION OF THE BANK.  THE INCLUSION OF EVENTS OF DEFAULT AND COVENANTS IN ANY LOAN DOCUMENTS BETWEEN THE BANK AND THE BORROWER OR ANY ENDORSER OR GUARANTOR OR ANY OTHER PARTY DELIVERED IN CONNECTION WITH THIS NOTE OR OTHERWISE SHALL NOT IN ANY WAY LIMIT THE DEMAND NATURE OF THIS NOTE AND THE BANK MAY MAKE DEMAND FOR PAYMENT AT ANY TIME FOR ANY OR NO REASON, WHETHER OR NOT AN EVENT OF DEFAULT HAS OCCURRED UNDER ANY SUCH LOAN DOCUMENTS.
THE BORROWER, EACH ENDORSER AND GUARANTOR AND THE BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, (A) WAIVES ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS NOTE, ANY OF THE OBLIGATIONS OF THE BORROWER, EACH ENDORSER AND GUARANTOR TO THE BANK, AND ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND (B) AGREES NOT TO SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CAN NOT BE, OR HAS NOT BEEN, WAIVED.  THE BORROWER, EACH ENDORSER AND GUARANTOR AND THE BANK EACH CERTIFIES THAT NEITHER THE BANK NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT IN THE EVENT OF ANY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

Executed as of __________, 2013.
Signature Verified:	Borrower:

Chembio Diagnostic Systems, Inc.

_________________________	By:_________________________
Name:
Title:

_________________________	By:_________________________
Name:
Title:

3661 Horseblock Road
Medford, New York
11763

Promissory Notes© 2013 Medici, a division of Wolters Kluwer Financial Services

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